UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 16, 2021
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05	Costs Associated with Exit or Disposal Activities
On March 18, 2021, Limelight Networks, Inc. (“Limelight”) announced actions that it is taking to improve execution and profitability, and accelerate growth, which included the restructuring and targeted workforce reduction of approximately 16% of Limelight’s global workforce. The actions are part of an overall plan to improve Limelight’s core CDN business, specifically, client performance, and operating efficiency.

Limelight estimates it will incur pre-tax cash charges of approximately $3.0 million in the first quarter of 2021, related to severance, benefits, and transition assistance.

Forward-Looking Statement Disclaimer

Limelight includes in this Current Report “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expect,” “estimate,” “intends,” and similar expressions that concern Limelight’s strategy, plans, intentions, or beliefs about future occurrences or results, including without limitation statements regarding the anticipated financial impacts of the restructuring initiative discussed herein.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Limelight expected. Many of these statements are derived from Limelight’s operating budgets and forecasts, which are based on many detailed assumptions that Limelight believes are reasonable, or are based on various assumptions about certain plans, activities or events which Limelight expects will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Limelight cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in Limelight’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2021.

Limelight undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2021, Tom Marth and Limelight entered into a transition agreement and employment agreement amendment (the “Transition Agreement”), whereby Mr. Marth will leave his position as Limelight’s Senior Vice President of Sales on April 2, 2021 (the “Separation Date”). Mr. Marth's duties will be assumed by Christine Cross, Limelight's Chief Marketing Officer, and Michael DiSanto, Limelight's Chief Administrative and Legal Officer, while Limelight continues to explore and evaluate the needs and future leadership of the sales organization.

The Transition Agreement amends the Employment Agreement between Limelight and Mr. Marth dated as of January 1, 2019. In consideration of Mr. Marth’s continued service through the Transition Period, which includes being reasonably available to consult on transition of his duties and responsibilities, and subject to Mr. Marth executing and not revoking a release of claims, Mr. Marth will also receive (i) continued payment of his base salary for nine (9) months; (ii) the actual bonus achieved under the 2021 Management Bonus Plan by Mr. Marth, as prorated through the Separation Date; and (iii) reimbursement for premiums paid for continued health benefits for himself (and any eligible dependents) under Limelight’s health plans until the earlier of (A) twelve (12) months after the Separation Date, or (B) the date upon which Mr. Marth and his eligible dependents become covered under similar plans. All equity awards unvested as of the Separation Date will be forfeited on that date. Mr. Marth will also be entitled to exercise outstanding vested stock options until the first to occur of (i) the date that is twelve (12) months following the Separation Date; or (ii) the applicable scheduled expiration date of such award as set forth in the award agreement. The Transition Agreement amends Mr. Marth’s employment agreement and supersedes the employment agreement to the extent provisions between the documents are inconsistent, including provisions regarding severance benefits.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement.

Item 8.01	Other Events
On March 18, 2021, Limelight issued a press release announcing the actions that it is taking to improve execution and profitability, and accelerate growth, and certain other information. The full text of this press release is furnished herewith as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Limelight Networks, Inc. dated March 18, 2021 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
Dated: March 18, 2021	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary